Exhibit 99.1

KLOTHO NEUROSCIENCES ACQUIRES GREENLAND MINES CORP., SECURING CONTROL OF A $68 BILLION PALLADIUM, GOLD, PLATINUM, AND CRITICAL MINERAL DEPOSIT IN THE WORLD’S MOST STRATEGICALLY VITAL EMERGING TRADE CORRIDOR

Transaction delivers shareholders direct ownership in one of the largest undeveloped palladium-gold deposits on Earth, establishing a new western champion in critical mineral supply security; Company to rebrand as Greenland Mines

CHARLOTTE, N.C. and NUUK, Greenland, March 4, 2026 /PRNewswire/ -- Klotho Neurosciences, Inc. (Nasdaq: KLTO) (“Klotho” or the “Company”) today announces the acquisition of Greenland Mines Corp. (“Greenland Mines” or “GMC”), a privately held Delaware corporation that controls an 80% interest in, and an option to acquire the remaining 20% of, the Skaergaard Project in Southeast Greenland — one of the largest and most significant undeveloped palladium, gold, and platinum deposits in the world. The Company entered into a definitive merger agreement with Greenland Mines on March 3, 2026, and is closing the acquisition on March 4, 2026. Post-closing, Klotho’s CEO and CFO will remain in place. The Greenland Mines leadership team, led by CEO Bo Møller Stensgaard, will join the management team to operate the Greenland Mining division, and one new Board member will be added. The Company will now operate under two strategic operating divisions: (1) Natural Resources, focused on the exploration and development of the Skaergaard Project in Southeast Greenland; and 2) Cell and Gene Therapy, including Klotho’s KLTO-202 primary indication for ALS.

“Today marks a defining chapter for Klotho Neurosciences and our shareholders. The Skaergaard Project is truly extraordinary — an approximately $68 billion in-situ resource in palladium, gold, and platinum, sitting in one of the most geopolitically secure jurisdictions on earth, less than 1,600 kilometers from the U.S. This is the kind of asset that reshapes a company’s trajectory overnight, and our shareholders now have direct ownership in it,” stated Klotho Neurosciences CEO Dr. Joseph Sinkule. “We are pairing this world-class mineral asset with our existing biotech platform, creating a uniquely diversified company that gives investors exposure to both cutting-edge life sciences and strategic natural resources. We believe this to be an important opportunity to significantly contribute to the mission of securing Western access to critical minerals.”

Full consideration for the transaction is payable in convertible preferred stock, the conversion of which is subject to shareholder approval. On an as-converted basis, Greenland Mines Corp. is expected to own approximately 93% of fully diluted shares outstanding. The transaction is expected to be treated as a reverse merger for accounting purposes. The Company intends to change its name and stock ticker in late March 2026. No action will be required by existing shareholders — shares held in brokerage accounts will be automatically updated to reflect the new symbol.

A PIVOTAL MOMENT FOR SHAREHOLDERS: ACCESS TO A WORLD-CLASS ASSET

The Skaergaard Intrusion is not merely a mining project — it is a geological phenomenon. Discovered in 1935 and studied by Cambridge, Caltech, and the Geological Survey of Denmark and Greenland, Skaergaard is one of the most significant layered mafic intrusions ever documented. In 1986, a giant strata-bound gold and palladium deposit of a previously unknown type — the “Triple Group” — was confirmed across seven mineralized horizons.

The 2022 NI 43-101 Technical Report (SLR Consulting; ~45,000 meters of diamond drilling) established a Total Indicated and Inferred Resource of 364.37 million tons at 2.17 g/t PdEq, with the Indicated category alone at 158.95 million tons grading 2.22 g/t PdEq. This constitutes 25.4 million ounces of palladium equivalent (“Moz PdEq”) and 23.5 million ounces of gold equivalent (“Moz AuEq”) in combined Indicated and Inferred Resource categories at the effective date of the NI 43-101 Technical Report. The deposit is open in all directions, with mineralization confirmed beneath the Forbindelses Glacier and on the Northern Plateau.

The Skaergaard Project carries a gross undiscounted in-situ resource value of approximately $68 billion — $30.8 billion in palladium, $34.8 billion in gold, and $3 billion in platinum (based on gold at $5,100/oz, palladium at $1,800/oz, and platinum at $2,175/oz)1. Over $100 million in historical investment would be required to replicate the exploration work completed to date. The asset ranks among the top undeveloped palladium-gold deposits on earth by gold equivalent value, ahead of Wafi-Golpu (Papa New Guinea), Golden Summit (Alaska), and Snowfield (BC, Canada).

The Company is fully permitted for exploration with environmental and metallurgical studies underway. Site access is established via a licensed airstrip at Sødalen, helicopter logistics, and seasonal sea access via Mikis Fjord. Three Mineral Exploration Licences total 877 km² of prospective ground.

The Company believes the current resource estimate does not represent the true scope of Skaergaard. The deposit remains open in all directions. Drilling campaigns have continuously returned consistent positive grades and widths, and the 2022 NI 43-101 update delivered a 95% increase in Indicated resources and a 28% increase in total contained metal over the prior estimate. The ultimate size of this deposit is expected to materially exceed current estimates.

“This acquisition marks a transformational moment — not just for our shareholders, but for American and European strategic resource security. The Skaergaard Intrusion is one of the most significant undeveloped palladium and gold deposits on the planet, located in Greenland, one of the safest and most accessible jurisdictions in the world,” stated Greenland Mines Corp. CEO Bo Møller Stensgaard. “At a time when the U.S. and Europe are acutely aware of their dependence on Russia and South Africa for critical platinum group metals essential for vehicle emission systems, refining operations, clean energy technologies, and defense applications — Greenland Mines Corp. offers a credible, large-scale, and fully permitted Western alternative.

“Combined with its world-class gold resource and the potential for substantial additional critical metal by-product streams from minerals such as gallium and vanadium, the Project represents a robust, highly attractive, and diversified value proposition. In a tightening global supply environment, strengthening transatlantic access to critical minerals is not optional — it is a strategic imperative. We are just getting started in demonstrating the full scale and value of this asset, and we are deeply proud of what we will build for our shareholders, for Greenland, and for the future of Western critical mineral supply,” concluded Mr. Stensgaard.

[1]	This figure is not indicative of economic viability, future revenue, or net present value and is provided solely to illustrate the scale of the contained metal at February 2026 market prices.

PALLADIUM AND OTHER METALS’ IMPACT ON AUTO AND OTHER MANUFACTURING AND THE POTENTIAL MARKET FOR NEW SOURCES IN A COMPETITIVE ENVIRONMENT

Palladium is the backbone of automotive emissions control — 84% of global demand feeds catalytic converters in gasoline and hybrid vehicles. The U.S. auto sector, producing approximately 10 million vehicles annually and supporting over 9 million jobs, depends almost entirely on this single metal for Clean Air Act compliance. It is also critical for defense, aerospace, and electronics.

The vulnerability is severe and structural: 75–80% of global palladium originates from Russia and South Africa. Russia (via Nornickel) alone accounts for 40–45% of primary production. This concentration exposes American automakers, manufacturers, electronics companies, and healthcare device makers to extraordinary supply chain risk from sanctions, export restrictions, and political instability.

Platinum faces parallel risk — approximately 70% of global supply comes from South Africa, with Russia adding 10–15%. It is essential for catalytic converters, petroleum refining, medical instrumentation, and increasingly for hydrogen fuel cells and electrolysers central to the U.S. clean energy transition. Platinum Group Metals are classified as critical and/or strategic by the U.S., EU, Canada, UK, and NATO.

Skaergaard’s Total Indicated and Inferred Resource of 17.15 million ounces (“Moz”) palladium and 6.83 Moz gold — before planned expansion — equals 13–15 years of total U.S. palladium consumption. Gold provides universal liquidity, monetary hedging, and bankable collateral that materially strengthens the Skaergaard Project’s overall economics. Additional critical metals including gallium, germanium, and vanadium further diversify the project’s strategic value proposition

Gallium is classified as a critical mineral by both the U.S. and the EU. It is essential for compound semiconductors such as gallium arsenide (GaAs) and gallium nitride (GaN), which underpin high-frequency electronics, 5G infrastructure, radar systems, electric vehicles, and advanced defense applications. Global primary production is heavily concentrated in China, creating acute strategic vulnerability for Western economies.

Vanadium is similarly designated as critical due to its role in high-strength steel alloys for construction, infrastructure, pipelines, and defense, and its growing importance in vanadium redox flow batteries for grid-scale energy storage. Global production is dominated by China, Russia, and South Africa. Securing diversified Western supply of both gallium and vanadium is essential for semiconductor sovereignty, infrastructure resilience, defense capability, and the clean energy transition.

These additional commodity streams from Skaergaard add material value to the Project, create opportunities for integration with broader industrial supply chains, and enhance the asset’s robustness against single-commodity price fluctuations.

ABOUT KLOTHO NEUROSCIENCES, INC.

Klotho Neurosciences, Inc. is a Nasdaq-listed company with two operating divisions: (1) Natural Resources, focused on the exploration and development of the Skaergaard Project in Southeast Greenland, one of the largest undeveloped palladium, gold, and platinum deposits in the world; and 2) Cell and Gene Therapy, including Klotho’s KLTO-202 primary indication for ALS. The Company holds, through its acquisition of Greenland Mines Corp., an 80% interest in, and option to acquire the remaining 20% of, the Skaergaard Project, which hosts a 2022 NI 43-101 Indicated and Inferred Mineral Resource of 25.4 Moz PdEq and 23.5 Moz AuEq with a gross undiscounted in-situ resource value of approximately $68 billion based on February 2026 metal prices. The Company is led by an experienced team of mining, geological, biotech, and capital markets professionals.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Without limiting the generality of the foregoing, the forward-looking statements in this press release include descriptions of the Company’s future commercial operations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, such as the Company’s inability to implement its business plans, identify and realize additional opportunities, or meet or exceed its financial projections and changes in the regulatory or competitive environment in which the Company operates. You should carefully consider the foregoing factors and the other risks and uncertainties described in the documents filed or to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) from time to time, which could cause actual events and results to differ materially from those contained in the forward-looking statements. All information provided herein is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.

The Mineral Resource Estimates referenced in this press release were prepared in accordance with NI 43-101 by SLR Consulting as disclosed in the technical report dated November 22, 2022. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. The gross undiscounted in-situ metal values expressed herein are illustrative calculations using February 2026 metal prices and do not account for mining recoveries, metallurgical losses, capital costs, operating costs, royalties, taxes, permitting requirements, or any other technical or economic factors. These values are not indicative of future revenue, project economics or net present value. No preliminary economic assessment, pre-feasibility study, or feasibility study has been completed on the Skaergaard Project, and there is no certainty that the Mineral Resources disclosed will be converted to Mineral Reserves or that an economically viable mining operation can be established.

Investor Contact and Corporate Communications:
ir@klothoneuro.com

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